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As filed with the Securities and Exchange Commission on January 27, 1995

                                                Registration No. 33-
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004
                              __________________

                                  FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                          COMMONWEALTH ENERGY SYSTEM
            (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                                04-1662010
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

          ONE MAIN STREET
     CAMBRIDGE, MASSACHUSETTS                               02142-9150
(Address of principal executive offices)                    (Zip Code)
                              __________________

                           Employees Savings Plan of
              Commonwealth Energy System and Subsidiary Companies
                             (Full title of Plan)

           James D. Rappoli, Financial Vice President and Treasurer
             One Main Street, Cambridge, Massachusetts, 02142-9150
                    (Name and address of agent for service)

                                  617-225-4300
   (Registrant's telephone number, including area code of agent for service)
                              __________________

                        CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                                      Proposed        Proposed
                                      Maximum         Maximum       Amount
                          Amount      Offering        Aggregate       Of
Title Of Securities       To Be       Price Per       Offering    Registration
 To Be Registered       Registered    Share (1)(2)    Price (2)       Fee
______________________________________________________________________________
Common Shares of
Beneficial Interest
$4 Par Value,
of Commonwealth          500,000
Energy System            Shares          $37.50       $18,750,000   $6,465.56

(1) This amount represents the average between the high and low market price per Common Share on January 23, 1995 (which date is within five (5) business days of the filing hereof), as reported on the New York Stock Exchange composite transactions tape.

(2) Estimated solely for the purpose of calculating the registration fee.

                              __________________

This Registration Statement relates to 500,000 Common Shares of the System to be registered pursuant to this Registration Statement and, in addition, pursuant to Rule 429(a) under the Securities Act of 1933, to the 22,835 unsold Common Shares of the System registered under Registration Statement
No. 33-28435. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of participations to be offered or sold pursuant to the employee benefit plan described herein.

This Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

The Exhibit Index is on page 11 of this report.
______________________________________________________________________________
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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    The following documents filed by Commonwealth Energy System ("System" or "the Registrant") (Commission File No. 1-7316) with the Securities and Exchange Commission (SEC) are incorporated herein by reference and made a part hereof:

    1. the System's Annual Report on Form 10-K for the year ended December 31, 1993 (which included the System's 1994 Proxy Statement and 1993 Financial Information as Exhibit 1) and the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies (the Plan) 1993 Annual Report on Form 11-K filed under cover of Form 10-K/A Amendment No. 1;

    2. the System's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; and

    3. the description of the System's Common Shares of Beneficial Interest, $4 Par Value, contained in the System's Form S-3 Registration State-ment (Registration No. 33-55593) dated September 23, 1994 filed pursuant to Section 12 of the Securities Exchange Act of 1934.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

    Not Applicable

Item 5. Interests of Named Experts and Counsel

    Experts

    The consolidated financial statements and schedules of Commonwealth Energy System and subsidiary companies for the year ended December 31, 1993 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    Legal Opinions

    The validity of the Plan and of the Common Shares of the System has been passed upon by one or both of Messrs. Michael P. Sullivan, Vice President, Secretary and General Counsel and Richard J. Morrison, Assistant General Counsel and Assistant Secretary of the System, One Main Street, P.O. Box 9150, Cambridge, MA 02142-9150. As of January 1, 1995, Mr. Sullivan was the beneficial owner of 2,067 Common Shares of the System.
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Item 6. Indemnification of Directors and Officers

    Each trustee, officer, agent or representative is entitled to reimburse-ment or indemnification against any and all loss, costs, expense and liability incurred or to be incurred by him or her in good faith in the execution of his or her duties. Each present and future trustee, officer, agent or representa-tive is entitled to reimbursement or indemnification by the System for or against all expenses reasonably incurred or imposed by him or her in connec-tion with, or arising out of, any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a trustee, officer, agent or representative of the System, where disposition of such action, suit or proceeding is made in favor of such trustee, officer, agent or representative; provided that no reimbursement shall be made until such time has elapsed that appeal can no longer be taken and that, in the judgement of the trustees, such action, suit or proceeding will not be recommended.

    No trustee, officer, agent or representative of the System shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act or any state statute regulating the System or its subsidiaries. The provisions hereof shall be brought to the attention of any court and, if found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such trustee, officer, agent or representative shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or her or imposed on him or her, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith, and such expenses and liabilities shall include, but shall not be limited to, judgements, court costs and attorneys' fees.

    The foregoing rights shall not be exclusive of any other rights to which any trustee, officer, agent or representative might otherwise be entitled.

    The above is a summary of certain provisions of the System's Declaration of Trust, as amended, relating to indemnification of trustees and officers of the System.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

    Not Applicable

Item 8. Exhibits

    Exhibit 4. Instruments defining the rights of security-holders, including indentures.

    Commonwealth Energy System:

       Filed herein by reference:

       The Declaration of Trust of Commonwealth Energy System dated December 31, 1926, as amended by vote of the shareholders and trustees on May 5, 1994 has been filed by the Registrant with the SEC as Exhibit 1 to the
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       Form S-3 Registration Statement dated September 23, 1994 (Registration
       No. 33-55593) and is incorporated herein by reference thereto.

       Filed herein by reference:

       Note Agreement ($40 Million Privately Placed Senior Notes) dated June 28, 1989 between the System and several insurance companies has been filed by the Registrant with the SEC as Exhibit 1 to the September 1989 Quarterly Report on Form 10-Q (File No. 1-7316) and is incorporated herein by reference thereto.

       Filed herewith as Exhibit 6:

       Term Loan Agreement between the System and The First National Bank of Boston dated November 24, 1993.

    Subsidiary Companies of the Registrant:

       Filed herein by reference:

       The Indenture of Trust between Cambridge Electric Light Company and State Street Bank and Trust Company is incorporated herein by reference thereto:
       4(b)(2) Indenture or Supplemental
                                               Exhibit Reference
                                                               File   Exhibit
       Indenture of Trust            Dated     Form    Date    No.    Number

       Original Indenture          Apr. 1949    S-1            2-7909  7(a)
       Third Supplemental          June 1967   10-K    1984    2-7909    1
       Fourth Supplemental         June 1972   10-K    1984    2-7909    2
       Sixth Supplemental          Apr. 1989   10-Q  Jun.1989  2-7909    1
       Seventh Supplemental        Mar. 1992   10-Q  Jun.1992  2-7909    1

       Filed herein by reference:

       The Indenture of Trust between Commonwealth Gas Company and State Street Bank and Trust Company is incorporated herein by reference thereto:
       4(b)(3) Indenture or Supplemental
                                               Exhibit Reference
                                                               File   Exhibit
       Indenture of Trust            Dated     Form    Date    No.    Number
       Original Indenture          Feb. 1949    S-1            2-7820  7(a)
       Sixteenth Supplemental      Oct. 1986   10-K     1986   2-1647    1
       Seventeenth Supplemental    Dec. 1990   10-K     1990   2-1647    2
       Eighteenth Supplemental     Dec. 1993   10-Q  Mar. 1994 2-1647    1

       Filed herein by reference:

       The Indenture of Trust and First Mortgage or Supplemental Indenture of Trust and First Mortgage for Canal Electric Company are incorporated herein by reference thereto:
                                                            Exhibit Reference
                                                              File   Exhibit
                                                              No.    Number
       4.2.1   Indenture of Trust and First Mortgage dated
               as of October 1, 1968 with State Street Bank
               and Trust Company, Trustee, has been filed
               on Form S-1.                                  2-30057  4(b)
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                                                            Exhibit Reference
                                                              File   Exhibit
                                                              No.    Number
       4.2.2   First and General Mortgage Indenture dated as
               of September 1, 1976, with Citibank, N.A.,
               Trustee, has been filed on Form S-1.          2-56915  4(b)2

       4.2.3   First Supplemental Indenture dated as of
               September 1, 1976, to Indenture of Trust and
               First Mortgage dated as of October 1, 1968
               with State Street Bank and Trust Company,
               Trustee, has been filed on Form S-1.          2-56915  4(b)3

       4.2.4   Third Supplemental Indenture dated as of
               December 1, 1990, to the First and General
               Mortgage Indenture dated as of September 1,
               1976 with Citibank, N.A., Trustee, has been
               filed in the 1990 Form 10-K.                  2-30057  3

       4.2.5   Fourth Supplemental Indenture dated as of
               December 1, 1990, to the First and General
               Mortgage Indenture dated as of September 1,
               1976 with Citibank, N.A., Trustee, has been
               filed in the 1990 Form 10-K.                  2-30057  4

    Exhibit 5. Opinion regarding legality.

       Filed herewith as Exhibit 4:

       Opinion of Michael P. Sullivan, Vice President, Secretary and General Counsel of the System.

    Exhibit 10. Material agreements.

       Filed herein by reference:

       10.3.2 Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies as amended and restated January 1, 1993 (Exhibit 2 to System Form 10-Q (September 1993), File No. 1-
                7316).

       Filed herewith as Exhibit 1:

       10.3.2.1 First Amendment to the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies, as amended and restat-ed as of January 1, 1993, Effective October 1, 1994.

    Exhibit 15. Letter regarding unaudited interim financial information.

       Not applicable.

    Exhibit 23. Consents of experts and counsel.

       Filed herewith:

       - Consent of Independent Public Accountants is filed herewith as
       Exhibit 3 to this Registration Statement.

       - Consent of Counsel is contained in Exhibit 4 to this Registration Statement.
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    Exhibit 24. Power of attorney.

       Filed herewith as Exhibit 5:

       Authorization of Trustees for designated persons, as Attorney-in-Fact, to execute any amendment or amendments to this Registration Statement.

    Exhibit 27. Financial Data Schedule.

       Not applicable.

    Exhibit 28. Information from reports furnished to state insurance regulatory authorities.

       Not applicable.

    Exhibit 99. Additional exhibits.

       Filed herein by reference:

       The Trust Agreement dated January 1, 1989 between Vanguard Fiduciary Trust Company and Commonwealth Energy System (Exhibit 2 to System Form S-8 Registration Statement, dated May 21, 1989, Commission File No. 33-28435).

       Filed herewith as Exhibit 2:

       An Amendment dated January 1, 1993 to the Trust Agreement dated January 1, 1989 between Vanguard Fiduciary Trust Company and Commonwealth Energy System.

Item 9. Undertakings

    (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Regis-tration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effec-tive amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
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           (2) That, for the purpose of determining any liability under the
           Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securi-ties offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securi-ties offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securi-ties Act of 1933 may be permitted to trustees, officers and control-ling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being regis-tered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the members of the Savings Plan Board designated to act under the Employees Savings Plan and Trust of Commonwealth Energy System and Subsidiary Companies have duly signed this Registration Statement in the City of Cambridge and the Common-wealth of Massachusetts on this 26th day of January, 1995.



                                                   THE SAVINGS PLAN BOARD:




                                                      WILLIAM G. POIST
                                                      William G. Poist





                                                      JAMES D. RAPPOLI
                                                      James D. Rappoli





                                                      MICHAEL P. SULLIVAN
                                                      Michael P. Sullivan

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<PAGE 9>

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Commonwealth Energy System, a Massachusetts Trust, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the dates indicated.

                                      COMMONWEALTH ENERGY SYSTEM


                                      BY WILLIAM G. POIST
                                         William G. Poist, President and
                                            Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registra-tion Statement has been signed below by the following persons in the capaci-ties and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief Commonwealth Energy System also meets all of the requirements for filing on Form S-8.

(i)   Principal Executive Officer:


     WILLIAM G. POIST                           January 26, 1995
     William G. Poist,
     President and Chief Executive Officer

(ii)  Principal Financial Officer:


     JAMES D. RAPPOLI                           January 26, 1995
     James D. Rappoli,
     Financial Vice President and Treasurer

(iii) Principal Accounting Officer:


     JOHN A. WHALEN                             January 26, 1995
     John A. Whalen,
     Comptroller

(iv)  A Majority of the Board of Trustees:


     SINCLAIR WEEKS, JR.                        January 26, 1995
     Sinclair Weeks, Jr., Chairman of
       the Board


     SHELDON A. BUCKLER                         January 26, 1995
     Sheldon A. Buckler, Trustee


     P. H. CRESSY                               January 26, 1995
     Peter H. Cressy, Trustee
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                                  SIGNATURES
                                  (Continued)


     HENRY DORMITZER                            January 26, 1995
     Henry Dormitzer, Trustee


     B. L. FRANCIS                              January 26, 1995
     Betty L. Francis, Trustee


     FRANKLIN M. HUNDLEY                        January 26, 1995
     Franklin M. Hundley, Trustee


     WILLIAM J. O'BRIEN                         January 26, 1995
     William J. O'Brien, Trustee


     WILLIAM G. POIST                           January 26, 1995
     William G. Poist, Trustee


     G. L. WILSON                               January 26, 1995
     Gerald L. Wilson, Trustee
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                                 EXHIBIT INDEX



                                                            Reference in
Number                                                  Registration Statement
in SEC
Exhibit                                                          Exhibit
 Table                  Description                              Number


   4      Instruments defining the rights of security-
          holders, including indentures.......................      *

   4      Term Loan Agreement between the System and The First
          National Bank of Boston dated November 24, 1993.....      6

   5      Opinion of Counsel, including Consent...............      4

  10      Plan Document for the Employees Savings Plan of
          Commonwealth Energy System and Subsidiary Companies
          Companies, as amended and restated January 1, 1993..      *

  10      First Amendment to the Employees Savings Plan of
          Commonwealth Energy System and Subsidiary
          Companies, as amended and restated as of
          January 1, 1993, effective October 1, 1994..........      1

  23      Consent of Independent Public Accountants...........      3

  24      Authorization for Attorney-in-Fact to execute
          amendments to the Registration Statement............      5

  99      The Trust Agreement dated January 1, 1989
          between Vanguard Fiduciary Trust Company and
          Commonwealth Energy System..........................      *

  99      Amendment dated January 1, 1993 to the Trust
          Agreement dated January 1, 1989 between Vanguard
          Fiduciary Trust Company and Commonwealth
          Energy System.......................................      2

______________________

* Incorporated herein by reference at pages 3 through 6.